Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Ithaka Acquisition Corp. of our report dated April 24, 2006 relating to the financial statements of Alsius Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

October 30, 2006